Exhibit 32.1

Certifications of Principal Executive Officer and Principal Financial Officer

Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant To

Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), Scott Dunbar, Acting Chief Executive Officer (Principal Executive Officer) and Edward Sedo, Acting Chief Accounting Officer (Principal Financial and Accounting Officer) of Second Sight Medical Products, Inc. (the “Company”), each hereby certifies that, to the best of his knowledge:

1.	The Quarterly Report of the Company on Form 10-Q (the “Report”) for the quarter ended June 30, 2021, to which this Certification is attached as Exhibit 32.1, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 13, 2021	/s/ Scott Dunbar
Scott Dunbar
Acting Chief Executive Officer
(Principal Executive Officer)

/s/ Edward Sedo
Edward Sedo
Acting Chief Accounting Officer
(Principal Financial and Accounting Officer)

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Second Sight Medical Products, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.